Exhibit 99.1

Cerenome Announces Up to $20 Million Financing Facility with Royalty-Based Repayment

Capital will support continued CNSide® commercial scale-up and development

Initial tranche of funding provided at closing with future tranches linked to milestones

Forecasted cash runway now into 2028

HOUSTON, September 10, 2026 (GLOBE NEWSWIRE) – Cerenome, Inc. (Nasdaq: CNSY) (“Cerenome” or the “Company”), a CNS oncology company advancing an integrated platform of precision diagnostics, targeted therapeutics, and artificial intelligence, today announced that it has entered into a financing agreement with 3i, LP (“3i Fund”) for a senior secured facility of up to $20 million with royalty-based repayments. Under the agreement, the Company received initial funding at closing, with future tranches available upon achieving certain milestones.

The financing is intended to support the scale-up of the Company’s proprietary laboratory-developed tests, particularly its CNSide® cerebrospinal fluid (“CSF”) assay platform.

“Cerenome is grateful for the support of the 3i Fund team, and we look forward to a long-term relationship,” said Andrew Sims, Cerenome’s Chief Financial Officer. “This facility is designed to be minimally dilutive to stockholders while supporting the next stage of commercial scale-up and development of CNSide, specifically growing sales and broadening the pipeline. We forecast our cash runway is now well into 2028 when we consider, the 3i facility, other existing facilities along with current cash and forecasted CNSide related sales and cash flow.”

Additional transaction details are included in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Cerenome

Cerenome (Nasdaq: CNSY) is a CNS oncology company advancing an integrated platform that combines precision diagnostics, targeted therapeutics, and artificial intelligence to improve outcomes for patients with central nervous system cancers. The Company’s CNSide® Diagnostics platform supports the detection, molecular characterization, and longitudinal monitoring of CNS cancers through cerebrospinal fluid-based testing. Its lead therapeutic platform, REYOBIQ™ (rhenium Re186 obisbemeda), is being evaluated in clinical trials for leptomeningeal metastases, recurrent glioblastoma, and pediatric brain cancers. The data & artificial intelligence platform is designed to integrate diagnostic, molecular, imaging, and clinical data into actionable insights that support precision oncology and therapeutic innovation. By integrating commercial diagnostics, targeted therapeutics, proprietary longitudinal data, and artificial intelligence within a single organization, Cerenome is building a differentiated CNS oncology platform designed to improve patient care while creating long-term shareholder value. Visit https://www.cerenome.com.

About CNSide Diagnostics, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Cerenome, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide®, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide® CSF Assay Platform enables quantitative analysis of the cerebrospinal fluid that informs and improves the management of patients with leptomeningeal metastases. For more information, visit https://www.cnside-dx.com/.

Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding the financing agreement with 3i Fund, the timing and availability of additional funding tranches, the achievement of milestones under the agreement, the use of proceeds from the financing, clinical trials, expected operations, and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “expect,” “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the timing and amount of additional tranches under the financing agreement, the Company’s ability to achieve the milestones required to receive such tranches, the anticipated use of proceeds from the financing, the Company’s future royalty obligations to 3i Fund, the Company’s anticipated growth in CNSide testing volume and reimbursement, the timing and results of REYOBIQ clinical trials, and expectations as to the Company’s future performance and financial position. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a variety of risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Contact

CORE IR

IR@cerenome.com

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